AGREEMENT made as of January 1, 1997, between
               INTERNATIONAL FLAVORS & FRAGRANCES INC. a New York
              corporation, (hereinafter called the "Employer") and
            Eugene P. Grisanti (hereinafter called the "Employee").

          The Employee is now Chairman of the Board of Directors of the Employer and is employed by the Employer as its President and chief executive officer under an Agreement between the Employer and the Employee dated January 1, 1992 (the "Prior Agreement"), which provides for a fixed term of employment to December 31, 1996. The parties hereto desire to enter into a new agreement relating to the terms and conditions of continued employment of the Employee after December 31, 1996 on the basis hereinafter set forth.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. The Employer shall employ the Employee, and the Employee shall serve the Employer, as President and chief executive officer or in such other senior capacity to which the Employee may agree, for the period (the "executive period") which shall commence on January 1, 1997 and which


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

may be terminated at any time thereafter, with or without cause, by either the Employer or the Employee on written notice to the other and shall terminate December 31, 2001 in any event. During the executive period the Employer shall employ the Employee as President and chief executive officer or in such other senior executive capacity to which the Employee may agree, at such salary (at a rate not less than the rate in effect at the date hereof) and upon such other terms and conditions as the Board of Directors of the Employer may determine from time to time, subject to the terms and conditions of this Agreement. In addition to his salary, the Employee may share, in such proportions as the Board of Directors or a duly authorized committee of such Board in its sole discretion shall determine, in any pension, incentive compensation, bonus, stock option, profit sharing, group insurance, disability or other employee benefit plans, programs, or policies, whether of general or limited application, now in effect or hereafter adopted for the Employer. In the event that the Employer shall terminate the executive period prior to December 31, 2001, the compensation of the Employee shall continue for a period of twelve (12) months after such termination (but ending not later than December 31, 2001) at the rate in effect prior to such termination.


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



          2. After termination of the executive period, the Employee shall serve the Employer and its subsidiaries for a period of ten (10) years in such consulting capacity as the Employer may reasonably request, in order that the Employer may continue to have the benefit of the Employee's experience. The length of the consulting period shall not be affected by any disability of the Employee. During the consultation period the Employee shall be free to devote the greater part of his time to other pursuits. For his services as a consultant, the Employer shall pay the Employee an annual fee, in equal monthly installments, of One Hundred Fifty Thousand Dollars ($150,000).

          3. During the executive period, the Employee shall devote to the performance of his duties hereunder substantially his full time subject to reasonable vacations.

          4. During the consultation period, the Employee shall not engage directly or indirectly in any business which is competitive to that of the Employer and its subsidiaries, but this shall not prevent the Employee from owning a beneficial interest in less than five percent (5%)


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


of the outstanding capital stock of any publicly owned competitive company.

          5. (a) The Employer hereby grants to the Employee as of January 1, 1997, a stock award of 250,000 shares of Common Stock of the Employer (the "Award") of the par value of twelve and one half cents ($.12 1/2) per share, subject to a period of restriction as provided below (the "Restriction Period") and subject to the attainment of a performance goal ("Performance Goal") as provided below. The Restriction Period with respect to the Award shall commence on the date hereof and shall terminate in five installments as hereinafter provided. Shares awarded hereunder shall be made available from shares reacquired by the Company, including shares purchased in the open market.

              (b) The Employee shall be issued one or more certificates for the shares of Common Stock of the Employer awarded under this Agreement subject to the terms and conditions hereinafter provided ("Restricted Stock"). Such certificate or certificates shall be registered in the name of the Employee, and shall bear an appropriate legend referring to the terms, conditions and restrictions


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

applicable to such substantially in the following form:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeitures) of an agreement entered into between the registered owner and International
          Flavors & Fragrances Inc. Copies of such agreement are on file in the offices of International Flavors & Fragrances Inc., 521
          West 57th Street, New York, New York 10019."

Such certificate or certificates shall also be subject to such stop-transfer orders and other restrictions as the Employer may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal or state securities law, and the Employer may cause an appropriate additional legend or legends to be put on any such certificates to make reference to any such restrictions.

          (c) The Employer may cause the stock certificates evidencing such shares to be held in custody by a bank or other institution, or the Employer may itself hold such shares in its custody until the restrictions thereon


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


shall have lapsed and may require that the Employee shall deliver a stock power or powers endorsed in blank relating to the stock covered by the Award.

          (d) Except as required by law, the Employee is not required to make any payment or provide consideration for the Award other than the rendering of future services to the Employer.

          (e) The shares of Common Stock awarded pursuant to this Agreement shall be subject to the following restrictions and conditions:

          (i) The Restriction Period shall extend from the date hereof, January 1, 1997, to February 28, 1998 with respect to one fifth of the shares covered by the award, to February 28, 1999 with respect to one fifth of such shares, to February 28, 2000 with respect to one fifth of such shares, to February 28, 2001 with respect to one fifth of such shares, and to February 28, 2002 with respect to the remaining one fifth of such shares. During the Restriction Period with respect to each such installment of such shares covered by the Award, the Employee shall not be permitted to sell, transfer,


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

pledge or assign any of the Restricted Stock included in such installment.

          (ii) In addition to the provisions of Section 5(e)(i), each installment of the Award is subject to the attainment of a Performance Goal for that installment either as provided in Section 5(e)(ii)(A) or in Section 5(e)(ii)(B) below, in either case the attainment of such goal to be certified in writing by the Stock Option and Compensation Committee (the "Committee"). If a Performance Goal for any
     Installment Period is not attained as hereinafter provided, that installment of the Award shall be forfeited. The performance goals set forth in (A) and (B) below are alternate performance goals, i.e., the requirement is satisfied if the Performance Goal as set forth in either A or B is met.

              (A)  This Performance Goal for each
          installment shall be attained if 1% of the


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



          Employer's Net Income for the applicable
          Installment Period exceeds the Fair Market Value of the installment.

               If a Performance Goal is not attained for an Installment Period under either this Section or under Section 5(e)(ii)B, the shares awarded with respect to that Installment Period shall remain held in custody as provided in Section 5(c) until the end of a succeeding Installment Period, and this Performance Goal for the former Installment
          Period or Periods as well as for the latter
          Installment Period shall be attained if 1% of the average of the Net Incomes for such Installment
          Periods exceeds the Fair Market Value of any one installment. Notwithstanding the foregoing, this
          Performance Goal for any Installment Period shall be attained if 1% of the average of the Net
          Incomes with respect to the combined first
          Installment Period and all subsequent Installment


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



          Periods exceeds the Fair Market Value of any one installment.

               "Fair Market Value" of a share of Common
          Stock means the mean between the highest and the lowest sales prices thereof on the date of grant, as reported in The Wall Street Journal, New York
          Stock Exchange Transactions--Composite
          Transactions, or as reported in any successor quotation system adopted prospectively for this purpose by the Committee.

               "Installment Period" means the Restriction
          Period with respect to each installment of the Award as provided in Section 5(e)(ii).

               "Net Income" means the amount reported by the Employer as consolidated income (after taxes) before extraordinary items and the cumulative effect of accounting changes, adjusted, however, by adding any amount which has been expensed (after taxes) for the Award under this Agreement in computing such Net Income, all as determined in


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




          accordance with generally accepted accounting principles and as appearing in the Employer's consolidated financial statements for the year as audited by the Employer's independent accountants.

               (B)  This Performance Goal for each
          installment shall be attained if the Employer's return on equity ("Return on Equity") for the applicable Installment Period was equal to or greater than 15%.

               If a Performance Goal is not attained for an Installment Period under either this Section or under Section 5(e)(ii)(A), the shares awarded with respect to that Installment Period shall remain held in custody as provided in Section 5(c) until the end of a succeeding Installment Period, and this Performance Goal for the former Installment Period shall be attained if the Employer's Return on Equity for the combined former and any later Installment Period or Periods was equal to or


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





          greater than 15%. Notwithstanding the foregoing, this Performance Goal for any Installment Period shall be attained if the Employer's Average Return on Equity including the first Installment Period and all subsequent Installment Periods was equal to or greater than 15%. For this purpose, Average Return on Equity shall be determined by dividing the average of the Net Incomes for such installment periods by the Average Total Shareholder Equity for such periods.

               "Average Total Shareholder Equity" for any period means the arithmetic average of the amounts of Total Shareholder Equity as at the beginning and the end of such period.

               "Installment Period" means the Restriction
          Period with respect to each installment of the Award as provided in Section 5(e)(i).

               "Net Income" has the same definition as in
          Section 5(e)(ii)(A) above.


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



               "Return on Equity" means the amount obtained by dividing Net Income by the Average Total
          Shareholder Equity.

               "Total Shareholder Equity" means the amount reported in the consolidated balance sheet by the Employer as total shareholder equity, determined in accordance with generally accepted accounting principles and as appearing in the Employer's
          Annual Report for the year, adjusted for the extraordinary or non-recurring items described with respect to Net Income, and any amount which has been expensed (after tax) for the award under this Agreement in computing such Net Income.

          (iii) Except as provided in Section 5(e)(i), the Employee shall have with respect to the Restricted Stock all of the rights of a stockholder of the Company, including the right to vote the shares and receive dividends and other distributions, provided that distributions in the form of stock shall be subject to the same restrictions as the underlying Restricted Stock. Certificates for shares of each installment of



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




     Restricted Stock shall be delivered to the Employee promptly after, and only after, the Restriction Period for such shares shall expire and the Performance Goal shall have been attained without any forfeiture having occurred with respect to such shares.

          (iv) In the event of either the death of the Employee or a termination of his employment by either the Employer or Employee as a result of disability of the Employee on a date (the "early termination date") prior to December 31, 2001, all restrictions on the Award shall thereupon terminate and the Award shall no longer be subject to the attainment of any Performance Goal with respect to that number of shares of the Restricted Stock which, together with the number of shares of Restricted Stock the restrictions on which shall have lapsed prior to the early termination date, shall bear the same proportion to the total number of shares of Restricted Stock 250,000 as the number of full months which shall have elapsed from the date of this agreement to the early termination date shall bear to the total number of months (60) of the executive period.


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



          (v) Upon termination of employment of the Employee for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, subject to the provisions of Section 5 (e)(iv), or in the event that the Employee fails promptly to pay or make satisfactory arrangements as to the withholding taxes as provided in Section 5 (f), all shares still subject to restriction shall be forfeited by the Employee and will be deemed to be reacquired by the Employer.

          (vi) The Employee may, at any time prior to the expiration of the Restriction Period, waive all rights with respect to all or some of the shares of Restricted Stock by delivering to the Employer a written notice of such waiver.

          (vii) Any attempt to dispose of Restricted Stock in a manner contrary to the restrictions shall be ineffective.

          (viii) Upon any "change in control" of the Employer, as that term is defined in Section 1 of the Executive Severance Agreement between the Employer and


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



     the Employee dated as of February 16, 1989 ("ESA"), all restrictions in effect with respect to the any remaining installments of the Award shall thereupon lapse and have no further force or effect, and the Award shall no longer be subject to the attainment of any Performance Goal.

          f) The Employee shall, no later than the latter of the date as of which the restrictions would otherwise lapse or the Performance Goal is attained with respect to any installment of Restricted Stock referred to in Section 5 (e), or at any earlier date, as determined by the Employer, on which the Employee is subject to a tax as a result of the Award, pay to the Employer, or make arrangements satisfactory to the Employer, regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to the stock subject to such Award, and the Employer and its subsidiaries shall, to the extent permitted by law, have the right to deduct such amount from any payment of any kind otherwise due to the Employee.

          g) In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a


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


different number or kind of shares of stock, securities or property of the Employer or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock dividend, split-up, combination of shares, or otherwise), there shall be substituted for each share of Common Stock then subject to the Award the number and kind of shares of stock, securities or property into which such outstanding shares of Common Stock shall be so changed or for which such shares shall be so exchanged. The Board of Directors of the Employer, in the event of any such change or exchange, shall have the power and authority to make any equitable adjustments with respect to the Award as it deems necessary or advisable to enable the Employee to receive the full intended benefit of the Award. In the event of any such change or exchange, any stock, securities or other property which the employee is entitled to receive by reason of his ownership of shares of Restricted Stock shall also be subject to the same restrictions and performance goals as such Restricted Stock, and shall bear an appropriate legend.

          h) Neither this Section 5 nor any action taken thereunder shall be construed as giving the Employee any right to be retained in the employ of the Employer or


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



any of its subsidiaries or as qualifying in any way the right of the Employer or the Employee to terminate the employment of the Employee at any time, with or without cause, as provided in Section 1 of this Agreement.

               i) Income realized as a result of an Award of Restricted Stock shall not be included in the Employee's compensation for the purpose of the ESA or any benefit plan in which the Employee may be enrolled or for which the Employee may become eligible unless otherwise specifically provided for in such plan.

          6. All notices hereunder shall be in writing and delivered or mailed by registered mail, return receipt requested, to the following addresses: to the Employer at its office at 521 West 57th Street, New York, N.Y. 10019, and to the Employee at 118 Delafield Island Road, Darien, Connecticut 06820, or to such other address as the Employer or Employee may hereafter designate in writing for the purpose.

          7. This Agreement shall not be assignable by the Employer without the written consent of the Employee, except that if the Employer shall merge or consolidate with or into, or transfer substantially all of its assets, including good will, to another corporation or other form of business organization, this Agreement shall bind and run to the benefit of the successor of the Employer resulting from such merger, consolidation or transfer. Neither the Employee nor any person designated by him may assign, pledge or encumber his or her interest in this Agreement or any part hereof without the Employer's written consent, this agreement being personal to the Employee and the beneficiaries designated by him.

          8. This Agreement supercedes the Prior Agreement, which shall have no further force or effect with respect to the employment of the Employee by the Employer as an executive or with respect to his services and compensation as a consultant, after the date of this Agreement.

          9. This Agreement may not be modified except by a writing signed by both parties hereto. This Agreement shall be construed under and be governed by the laws of the State of New York.


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





          IN WITNESS WHEREOF, the parties hereto have hereto and to a duplicate counterpart hereof set their signatures as of the day and year first above written.



                         INTERNATIONAL FLAVORS & FRAGRANCES INC.





                         By: __________________________________
                              THOMAS H. HOPPEL
                              Vice President and
                              Chief Financial Officer





Attest:


_________________________________
STEPHEN A. BLOCK,
Vice President and Secretary




                             ____________________________________
                              EUGENE P. GRISANTI


[SEAL]



EPGAGMT3
AGMT


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